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                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES

SUBSIDIARY                                         JURISDICTION OF INCORPORATION
----------                                         -----------------------------
Sanmina Texas LP                                              Texas
Elexsys International                                         Delaware
Neutronic Stampings, Inc.(4)                                  California
Symtron Corporation(4)                                        California
Symtron Systems, Inc.(4)                                      California
Symtron Services, Inc.(4)                                     California
Anetec Technology, Inc.(4)                                    California
Pritec Corporation(4)                                         California
Elxi Acquisition, Inc.(4)                                     Delaware
Sanmina International (UK) Ltd.(4)                            United Kingdom
Altron Corporation                                            Massachusetts
Altron Systems Corporation(3)                                 California
Altron Securities Corporation(3)                              Massachusetts
TEL-O Electronics, Inc.                                       California
Manu-Tronics, Inc.                                            Wisconsin
Skytruck Inc. Aero Precision                                  California
Randcor International Inc.                                    California
Accurate Metal & Framing                                      California
Sanmina B.V.                                                  Netherlands
Sanmina Ireland Ltd.(2)                                       Ireland
Sanmina Canada Holdings, Inc.                                 Delaware
Sanmina Canada ULC(1)                                         Canada
Sanmina Enclosure Systems Inc.(1)                             Canada
Sanmina Enclosure Systems (USA) Inc.(12)                      North Carolina
Sanmina SAS                                                   France
Sanmina Foreign Sales Corporation                             Barbados
Sanmina International AG                                      Switzerland
Interworks Computer Products                                  California
Hadco Corporation                                             Massachusetts
Hadco Santa Clara(5)                                          Delaware
Hadco Malaysia(6)                                             Malaysia
Hadco Phoenix Inc.(5)                                         Delaware
CCIR of Texas(7)                                              Delaware
CCIR of California(7)                                         California
CCIR International Inc.(7)                                    Barbados
Hadco Foreign Sales Corporation(5)                            US Virgin Island
Hadco Ireland Limited(5)                                      Ireland
Hadco Scotland Limited(5)                                     Scotland
Sanmina (B.V.I.) Limited                                      British Virgin Island
Sanmina (H.K.) Limited(8)                                     Hong Kong
Sanmina (China) Limited(8)                                    Hong Kong
Sanmina Asia Limited(8)                                       Hong Kong
Ocean Manufacturing (Shenzhen)Co., Ltd.(9)                    China
Sanmina (Taiwan) Limited(10)                                  Hong Kong
Sanmina Holding Company                                       Sweden
Sanmina AB(11)                                                Sweden
Sanmina Medical AB(11)                                        Sweden
Sanmina OY(11)                                                Finland

(1) A subsidiary of Sanmina Canada Holdings Inc.

(2) A subsidiary of Sanmina B.V.

(3) A subsidiary of Altron Incorporated.

(4) A subsidiary of Elexsys International Inc.

(5) A subsidiary of Hadco Corporation

(6) A subsidiary of Hadco Santa Clara

(7) A subsidiary of Hadco Phoenix Inc.

(8) A subsidiary of Sanmina (B.V.I.) Limited

(9) A subsidiary of Sanmina (China) Limited

(10) A subsidiary of Sanmina Asia Limited

(11) A subsidiary of Sanmina Holding Company

(12) A subsidiary of Sanmina Enclosure Systems, Inc.